Corporate Relations One Market, Spear Tower San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1
FOR IMMEDIATE RELEASE	November 6, 2008

PG&E CORPORATION REPORTS THIRD QUARTER RESULTS

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Consolidated net income reported under GAAP was $0.83 cents per share for PG&E Corporation’s third quarter, compared with $0.77 cents per share in the same quarter of 2007. All per-share amounts are on a diluted basis.

•	Net income for the third quarter was $304 million, compared with $278 million in the same quarter of 2007.

(San Francisco) – PG&E Corporation’s (NYSE:PCG) consolidated net income reported in accordance with generally accepted accounting principles (GAAP) was $304 million, or $0.83 cents per share, in the third quarter ended September 30, 2008, compared with $278 million, or $0.77 cents per share, in the same quarter of 2007.
The year-over-year difference in earnings is due primarily to an increase of 6 cents per share in the latest quarter reflecting a higher authorized capital investment in utility subsidiary Pacific Gas and Electric Company.
 “PG&E delivered solid third quarter financial results, notwithstanding the recent economic uncertainty and market volatility,” said Peter A. Darbee, Chairman, CEO and President of PG&E Corporation. “Despite the challenges in the financial markets, we have had ongoing access to capital and over the past few weeks, we have placed more than $900 million of long-term debt, which can be used to fund capital expenditures. These investments will enable us to grow our business and continue to improve services for our customers,” he said.
“Looking ahead, our target remains an 8 percent compound annual growth rate in earnings per share through 2011. This outlook assumes that the current unsettled conditions impacting the economy and capital markets will return to normal,” Darbee said. “We continue to see opportunities to build value, and we are focused on ensuring that PG&E remains well positioned to execute on its strategy in the current environment.”

EARNINGS GUIDANCE

PG&E Corporation’s previous guidance for 2008 earnings from operations is unchanged at $2.90-$3.00 per share. PG&E Corporation is reaffirming its guidance for 2009 earnings from operations in the range of $3.15-$3.25 per share.
EPS guidance for 2008 and 2009 assumes that PG&E Corporation’s Pacific Gas and Electric Company utility subsidiary maintains a ratemaking capital structure of 52 percent equity, that it maintains its CPUC- authorized return on equity of 11.35 percent and achieves at least a 12 percent return on equity on its FERC jurisdictional assets, while growing its asset base in line with its forecast, that it earns sufficient incentive revenues for energy efficiency achievements with an anticipated CPUC decision before the end of 2008, and that the Utility realizes planned operational and cost efficiencies.  In addition, the targeted EPS growth rate from 2007 through 2011 assumes that a combination of additional capital expenditures beyond the level included in the Utility’s base capital expenditure forecast, energy efficiency incentive revenues, and additional operational and cost efficiencies are achieved.
    PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance based on consolidated net income in accordance with GAAP). There were no differences between earnings from operations and consolidated net income as reported in accordance with GAAP for the three month periods ended September 30, 2008 or 2007.

Supplemental Financial Information:

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 In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Results:

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Today’s call at 11:30 a.m. Eastern time is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. Eastern time, on November 13, 2008, by dialing 877-690-2093. International callers may dial 402-220-0648.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2008 and 2009 earnings per share from operations and targeted compound annual growth rate for earnings per share from operations over the 2007-2011 outlook period that are based on current expectations and various assumptions which management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control.  Actual results may differ materially. Factors that could cause actual results to differ materially include:

●	the Utility’s ability to manage capital expenditures and operating expenses within authorized levels and recover such costs through rates in a timely manner;

●	the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the California Public Utilities Commission and the Federal Energy Regulatory Commission;

●	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

●
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

●	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

●
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

●	operating performance of Diablo Canyon Nuclear Power Plant, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

●	whether the Utility can maintain the cost savings it has recognized from operating efficiencies it has achieved and identify and successfully implement additional sustainable cost-saving measures;

●	whether the Utility incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

●	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

●	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

●	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator to restructure the California wholesale electricity market;

●	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

●	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

●
the ability of PG&E Corporation, the Utility, and counterparties, to access capital markets and other sources of credit in a timely manner on acceptable terms, especially given the recent deteriorating conditions in the economy and financial markets;

●	the impact of environmental laws and regulations and the costs of compliance and remediation;

●	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

●	the impact of changes in federal or state tax laws, policies, or regulations, and
●	other factors and risks discussed in PG&E Corporation’s and the Utility’s 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

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PG&E Corporation
Condensed Consolidated Statements of Income

	(Unaudited)
	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	September 30,		September 30,
	2008	2007	2008	2007
Operating Revenues
Electric	$2,880	$2,574	$8,039	$7,107
Natural gas	794	705	2,946	2,714
Total operating revenues	3,674	3,279	10,985	9,821
Operating Expenses
Cost of electricity	1,282	998	3,406	2,606
Cost of natural gas	351	281	1,613	1,431
Operating and maintenance	983	953	3,010	2,794
Depreciation, amortization, and decommissioning	419	465	1,240	1,325
Total operating expenses	3,035	2,697	9,269	8,156
Operating Income	639	582	1,716	1,665
Interest income	23	36	82	125
Interest expense	(178)	(196)	(550)	(571)
Other income (expense), net	(17)	7	(14)	22
Income Before Income Taxes	467	429	1,234	1,241
Income tax provision	163	151	413	438
Net Income	$304	$278	$821	$803
Weighted Average Common Shares Outstanding, Basic	357	352	356	350
Weighted Average Common Shares Outstanding, Diluted	358	353	357	352
Net Earnings Per Common Share, Basic	$0.83	$0.77	$2.25	$2.23
Net Earnings Per Common Share, Diluted	$0.83	$0.77	$2.24	$2.22
Dividends Declared Per Common Share	$0.39	$0.36	$1.17	$1.08

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
Third Quarter and Year-to-Date, 2008 vs. 2007
(in millions, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2008	2007	2008	2007	2008	2007	2008	2007

PG&E Corporation Earnings from Operations (1)	$304	$278	$0.83	$0.77	$821	$803	$2.24	$2.22
Items Impacting Comparability (2)	-	-	-	-	-	-	-	-
PG&E Corporation Earnings on a GAAP basis	$304	$278	$0.83	$0.77	$821	$803	$2.24	$2.22

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and nine month periods ended September 30, 2008 and 2007, PG&E Corporation did not have any items impacting comparability to report.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Third Quarter and Year-to-Date, 2008 vs. 2007
(in millions)

	Three months ended September 30,		Nine months ended September 30,

	Earnings		Earnings
	2008	2007	2008	2007
Pacific Gas and Electric Company Earnings from Operations (1)	$318	$279	$860	$808
Items Impacting Comparability (2)	-	-	-	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$318	$279	$860	$808

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and nine month periods ended September 30, 2008 and 2007, Pacific Gas and Electric Company did not have any items impacting comparability to report.

PG&E Corporation Earnings per Common Share (“EPS”) from Operations
Third Quarter and Year-to-Date, 2008 vs. 2007
($/Share, Diluted)

Q3 2007 EPS from Operations (1)	$0.77

Increase in rate base revenue	0.06
Billing OII (2)	0.02
Gas transmission revenues	0.01
Miscellaneous items	0.03

Expenses for statewide and local initiatives	(0.03)
Operating and maintenance - gas system	(0.02)
Increase in shares outstanding	(0.01)
Q3 2008 EPS from Operations (1)	$0.83

Q3 2007 YTD EPS from Operations (1)	$2.22

Increase in rate base revenue	0.20
Billing OII (2)	0.02
Gas transmission revenues	0.01

Storm and outage expenses	(0.07)
Operating and maintenance - gas system	(0.05)
Expenses for statewide and local initiatives	(0.03)
Increase in shares outstanding	(0.03)
Nuclear refueling outage (3)	(0.02)
Miscellaneous items	(0.01)
Q3 2008 YTD EPS from Operations (1)	$2.24

1.	For a reconciliation of EPS from operations to EPS on a GAAP basis, see table titled Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP.

2.	Charge for customer refunds related to the installation of a new billing system incurred in 2007 with no similar cost in 2008.

3.
There were no refueling outages during the three months ended September 30, 2008 and 2007.  The refueling outage during the nine months ended September 30, 2008 was 69 days as compared to 30 days during the same period in 2007.

PG&E Corporation EPS Guidance

2008 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.90	$3.00

Estimated Items Impacting Comparability (1)	0.66	0.69

Estimated EPS on a GAAP Basis	$3.56	$3.69

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability	-	-

Estimated EPS on a GAAP Basis	$3.15	$3.25

1.	Estimated amount of after-tax income to be recognized in connection with a settlement of 2001-2004 tax audits finalized in the fourth quarter of 2008.

Management's guidance for PG&E Corporation’s 2008 and 2009 EPS from operations constitute forward-looking statements that are based on current expectations and various assumptions which management believes are reasonable.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control.  Actual results may differ materially. Factors that could cause actual results to differ materially include:

Pacific Gas and Electric Company’s ability to manage capital expenditures and operating expenses within authorized levels and recover such costs through rates in a timely manner;

the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the CPUC and the FERC;

the adequacy and price of electricity and natural gas supplies, and the ability of Pacific Gas and Electric Company to manage and respond to the volatility of the electricity and natural gas markets;

the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on Pacific Gas and Electric Company's facilities and operations, its customers, and third parties on which Pacific Gas and Electric Company relies;

the potential impacts of climate change on Pacific Gas and Electric Company's electricity and natural gas businesses;

changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

operating performance of the Diablo Canyon nuclear generating facilities (“Diablo Canyon”), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

(continued): PG&E Corporation EPS Guidance

whether Pacific Gas and Electric Company can maintain the cost savings it has recognized from operating efficiencies it has achieved and identify and successfully implement additional sustainable cost-saving measures;

whether Pacific Gas and Electric Company incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

whether Pacific Gas and Electric Company achieves the CPUC’s energy efficiency targets and recognizes any incentives Pacific Gas and Electric Company may earn in a timely manner;

the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator to restructure the California wholesale electricity market;

how the CPUC administers the conditions imposed on PG&E Corporation when it became Pacific Gas and Electric Company’s holding company;

the extent to which PG&E Corporation or Pacific Gas and Electric Company incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

the ability of PG&E Corporation, Pacific Gas and Electric Company, and counterparties, to access capital markets and other sources of credit in a timely manner on acceptable terms, especially given the recent deteriorating conditions in the economy and financial markets;

the impact of environmental laws and regulations and the costs of compliance and remediation;

the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

the impact of changes in federal or state tax laws, policies or regulations; and

other factors and risks discussed in PG&E Corporation and Pacific Gas and Electric Company's 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

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